Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 and 333-185886 of WPP Group plc on Form S-8 of our report dated June 28, 2016 appearing in this Annual Report on Form 11- K of The M Plan for the year ended December 31, 2015.

/s/ Bencivenga Ward & Company, CPA’s, P.C.
Valhalla, New York
June 28, 2016

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